As filed with the Securities and Exchange Commission on February 26, 1999
                                                       Registration No. 333-


                         SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ______________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                                ______________

                            OTTER TAIL POWER COMPANY
            (Exact name of registrant as specified in its charter)

        Minnesota                                      41-0462685
 (State or other jurisdiction                       (I.R.S. Employer
of incorporation or organization)                  Identification No.)

     215 South Cascade Street
           Box 496                                     56538-0496
      Fergus Falls, Minnesota                          (Zip Code)
(Address of Principal Executive Offices)


                              OTTER TAIL POWER COMPANY
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                              (Full title of the plan)

                                 John Erickson
               Vice President, Finance and Chief Financial Officer
                            215 South Cascade Street
                                    Box 496
                        Fergus Falls, Minnesota 56538-0496
                      (Name and address of agent for service)

                                (218) 739-8200
           (Telephone number, including area code, of agent for service)

                                ______________

                        CALCULATION OF REGISTRATION FEE

                                                      Proposed
                                        Proposed      maximim
   Title of            Amount           maximum       aggregate     Amount of
  Securities           to be         offering price   offering   registration
to be registered (1) registered (1)  per share (2)    price (2)       fee


Common Shares        200,000 shares      $36.00    $7,200,000.00   $2,001.60
    ($5 par value)


(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h)(1), the proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon the average of the high and low sales prices of the Common Shares on February 19, 1999, as reported on the NASDAQ National Market System.


                                     PART II.

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents that have been filed by Otter Tail Power Company (the "Company") with the Securities and Exchange Commission are incorporated by reference in this Registration Statement, as of their respective dates:

          (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1997;

          (b) the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1998, June 30, 1998 and September 30, 1998;

          (c) the Company's Current Report on Form 8-K filed September 29, 1998; and

          (d) the description of the Company's Common Stock contained in any registration statement or report filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

          All documents filed by the Company or the Otter Tail Power Company 1999 Employee Stock Purchase Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 4.    Description of Securities.

           Not applicable.

Item 5.    Interests of Named Experts and Counsel.

           Not applicable.

Item 6.    Indemnification of Directors and Officers.

           Minnesota Statutes Section 302A.521 contains detailed provisions for indemnification of directors and officers of domestic or foreign corporations under certain circumstances and subject to certain limitations.

           Article VIII of the Bylaws of the Company contains provisions for indemnification of its directors and officers consistent with the provisions of Minnesota Statutes, Section 302A.521.

           Article X of the Company's Restated Articles of Incorporation provides that a director shall not be liable to the Company or its shareholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Sections 302A.559 or 80A.23 of the Minnesota Statutes,
(iv) for any transaction from which the director derived an improper personal benefit, or (v) for any act or omission occurring prior to the date when said
Article X became effective.

           The Company has obtained insurance policies indemnifying the Company and the Company's directors and officers against certain civil liabilities and related expenses.

Item 7.    Exemption from Registration Claimed.

           Not applicable.

Item 8.    Exhibits.

              Previously Filed
Number   File No.         Exhibit No.             Description


4-A      10-K for year       3-A        Restated Articles of Incorporation,
         ended 12/31/96                 as amended (including resolutions
                                        creating outstanding series of
                                        Cumulative Preferred Shares)

4-B      33-46071            4-B        Bylaws, as amended through April 11,
                                        1998

4-C      Form 8-A            1          Rights Agreement dated as of January 27,
                                        1997, between the Company and Norwest
                                        Bank Minnesota, National Association,
                                        as Rights Agent

4-D      Form 8-K            4.1        Amendment No. 1 dated as of August 24,
         (filed 9/29/98)                1998 to Rights Agreement dated as of
                                        January 27, 1997, between the Company
                                        and Norwest Bank Minnesota, National
                                        Association, as Rights Agent

5-A                                     Opinion and consent of Dorsey & Whitney
                                        LLP

23-A                                    Consent of Deloitte & Touche LLP

23-B                                    Consent of Dorsey & Whitney LLP
                                        (included in Exhibit 5-A)

24-A                                    Power of Attorney

Item 9.    Undertakings.

           The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                Statement:

                (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change in the information set forth in this Registration Statement;

                provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

           The Registrant.  Pursuant to the requirements of the Securities
Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fergus Falls, State of Minnesota, on February 26, 1999.

                       OTTER TAIL POWER COMPANY


                       By   /s/ John Erickson
                            John Erickson
                            Vice President, Finance and Chief Financial Officer

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on February 26, 1999 by the following persons in the capacities indicated:

      Signature                                Title

      *                      Chairman, President and Chief Executive Officer
John C. MacFarlane           and Director (principal executive officer)

/s/ John Erickson            Vice President, Finance and Chief Financial Officer
John Erickson                (principal financial officer)

      *                      Controller
Jeffrey J. Legge             (principal accounting officer)

      *                      Director
Thomas M. Brown

      *                      Director
Dayle Dietz

      *                      Director
Dennis R. Emmen

      *                      Director
Maynard D. Helgaas

      *                      Director
Arvid R. Liebe

      *                      Director
Kenneth L. Nelson

      *                      Director
Nathan I. Partain

      *                      Director
Robert N. Spolum

*By  /s/ John Erickson
     John Erickson
     Attorney-in-Fact


            The Plan. Pursuant to the requirement of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fergus Falls, State of Minnesota, on February 26, 1999.

                                        OTTER TAIL POWER COMPANY
                                        1999 EMPLOYEE STOCK PURCHASE PLAN


                                        By   /s/ Maynard D. Helgaas
                                             Maynard D. Helgaas
                                             Chairman, Compensation Committee


                                EXHIBIT INDEX TO
                                   FORM S-8


                            OTTER TAIL POWER COMPANY


Exhibit    Description                                       Page No.

4-A        Restated Articles of Incorporation, as         Previously filed
           amended (including resolutions creating
           outstanding series of Cumulative Preferred
           Shares)

4-B        Bylaws, as amended through April 11, 1988      Previously filed

4-C        Rights Agreement dated as of January 27,       Previously filed
           1997, between the Company and Norwest Bank
           Minnesota, National Association, as Rights
           Agent

4-D        Amendment No. 1 dated as of August 24, 1998    Previously filed
           to Rights Agreement dated as of January 27, 1997, between the Company and Norwest Bank
           Minnesota, National Association, as Rights
           Agent

5-A        Opinion of Dorsey & Whitney LLP

23-A       Consent of Deloitte & Touche LLP

23-B       Consent of Dorsey & Whitney LLP                Included in
                                                          Exhibit 5-A

24-A       Power of Attorney